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                                                                   Exhibit 10.24

                    AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT

     AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT made as of March 21, 2001 between GLOBIX CORPORATION, a Delaware corporation ( the "Company"), having an office at 139 Centre Street, New York, New York, and MARC H. BELL ("Executive"), residing at ________________________.

     WHEREAS, the Company and Executive are parties to the Employment Agreement dated April 10, 1998 between the Company and Executive, as amended by an Agreement dated as of March 2, 1999 between the Company and Executive (as so amended, the "Employment Agreement");

     WHEREAS, the Company and Executive desire to amend the Employment
Agreement;

     NOW, THEREFORE, it is agreed as follows:

     1.   The first sentence of Section 2 is hereby amended to read as follows:

               Executive shall be Chairman and Chief Executive Officer of
               Company.

     2. The following is hereby added at the end of Section 3.02 of the Employment Agreement:

               The foregoing calculation shall be appropriately adjusted to take account of stock splits, stock dividends and other similar transactions as determined by the Company.

     3. For a period of five years after the date of termination of Executive's employment with the Company, the Company shall continue to provide Executive, at the Company's cost, with family medical insurance coverage at least equal to the coverage provided by the Company to Executive at the time of the termination of his employment.

     4. During his employment and for a period of five years after the termination of Executive's employment with the Company, the Company shall continue to pay or reimburse Executive for all costs and expenses incurred by Executive in installing and maintaining a T-1 data transmission line, or the then current technological equivalent, at up to two locations of Executive's choosing.

     5. For a period of six months after the termination of Executive's employment with the Company, the Company will continue to provide Executive with the exclusive use of an office equivalent to the office occupied by him at the date of termination and secretarial and other office services consistent with past practice.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                    GLOBIX CORPORATION


                                    By   /s/ Brian L. Reach
                                      ------------------------------------------
                                            Brian L. Reach, Senior V.P.
                                            and Chief Financial Officer

                                    EXECUTIVE:

                                         /s/ Marc H. Bell
                                    --------------------------------------------
                                            Marc H. Bell